**UNAIMOUS WRITTEN CONSENT IN LIEU OF
A MEETING OF THE BOARD OF DIRECTORS OF
eMONEco INC.**

April 4, 2014

The undersigned, acting pursuant to Nevada General Corporation Law, being the sole director of eMONEco Inc., a Nevada corporation (the "Corporation"), hereby adopts the following resolutions and certifies that the resolutions are true, correct and properly adopted as evidenced by the acceptance and subscription by the board member following below:

WHEREAS, the Corporation has been presented with the opportunity to enter into a Reorganization and Exclusive Sponsorship Licensing Agreement with J.B.D. Consulting to allow the Corporation to enter the mobile banking market, the Board of Directors believes it to be in the best interest of the Corporation to execute the agreement and perform all required conditions precedent to closing contained therein.

WHEREAS, the Corporation has previously entered into the REORGANIZATION AND EXCLUSIVE SPONSORSHIP LICENSING AGREEMENT (the "Licensing Agreement"), attached hereto and incorporated by reference herein, with J.B.D. Consulting (the "Licensors"). Accordingly, the Corporation has met all requirements and conditions contemplated thereunder except the issuance of 100 Series A Preferred shares, duly designated under Nevada Law. As such, the Board of Director deems it in the best interest of the Corporation to finalized the transaction and issue 100 Series A Preferred Shares to J.B.D. Consulting, LLC;

RESOLVED, the remaining consideration for the use and license to perform the Licensed Services one hundred (100) preferred shares of the corporation with voting rights, at all times equal to fifty one percent (51%) of all outstanding rights to vote to be issued for the benefit of the Licensors are hereby authorized for issuance to J.B.D. Consulting, LLC

FURTHER RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned sole Director has evidenced approval of the above proceedings effective as of the date set forth above.

DIRECTOR,

[signature]

Dale Davis

DIRECTOR

/abstained/

Don Latson